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                                                                  EXHIBIT 23.2


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Public Accountants" and use of our report dated February 5, 2001, with respect to the Combined Financial Statements of Rexam DSI for the years ended December 31, 2000, 1999 and 1998, included in the Registration Statement (Form S-4) of FiberMark, Inc. dated July 13, 2001.

                                                 /s/ Ernst & Young LLP

Charlotte, North Carolina
July 13, 2001